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                                                                    EXHIBIT 23.2

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 1, 1996, except as to Note 23 which is as of November 15, 1996, with respect to the consolidated financial statements of Dreco Energy Services Ltd. incorporated by reference in this Registration Statement on Form S-4 of National-Oilwell, Inc.

                                          Coopers & Lybrand
                                          Chartered Accountants

Edmonton, Alberta
July 25, 1997